EXHIBIT 10.59

 Execution Copy

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

ELAN PHARMA INTERNATIONAL LIMITED AND ACORDA THERAPEUTICS, INC.

DEVELOPMENT AND SUPPLEMENTAL AGREEMENT TO AMENDED AND RESTATED LICENSE AGREEMENT DATED 26 SEPTEMBER 2003 AS AMENDED AND SUPPLY AGREEMENT DATED 26 SEPTEMBER 2003

Fampridine QD formulation

INDEX

1.	Definitions and Interpretation	1

2.	Effect on Existing Agreements	3

3.	Development and Project Management (Development Product)	4

4.	Non-Elan Development Product	5

5.	Manufacture and Supply of Pre-Commercial Batches	6

6.	Registration	7

7.	Additional Financial Provisions	7

8.	Application of License Agreement	8

9.	Development Product Supply Agreement	9

10.	Non-Elan Development Product Supply Option	9

11.	Term and Termination	10

12.	Warranties	12

13.	Confidentiality	13

14.	Assignment	13

15.	General	13

Schedule 1	[*****]	17
Schedule 2	Work Plan Format	18
Schedule 3	Selection Criteria	19

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

This Development and Supplemental Agreement (“Agreement”) is dated   14th day of January 2011 (the "Effective Date")

PARTIES:

(1)	ELAN PHARMA INTERNATIONAL LIMITED, with an address at Monksland, Athlone, Co. Westmeath, Ireland (“Elan”) and

(2)	ACORDA THERAPEUTICS, INC., a Delaware corporation with an office at 15 Skyline Drive, Hawthorne, NY 10532, USA (“Acorda”)

BACKGROUND:

(A)
Elan Corporation, plc. and Acorda are parties to (i) an Amended and Restated License Agreement dated 26 September 2003 pursuant to which, inter alia, Elan Corporation plc. granted certain licenses under its intellectual property in respect of mono- and di-aminopyridines (as amended by Amendment No. 1 defined below, the “License Agreement”) and (ii) a Supply Agreement dated 26 September 2003 pursuant to which Elan Corporation agreed to supply Product to Acorda (as amended by Amendment No. 1 defined below, the  “Supply Agreement”).

(B)	Elan is the successor in interest of Elan Corporation, plc.'s rights and obligations under the above described agreements.

(C)
By an Amendment No. 1 Agreement to the License Agreement and Supply Agreement and Consent to Sublicense dated 30 June 2009 (“Amendment No. 1”), Elan and Acorda made certain amendments to the said agreements.  The License Agreement, Supply Agreement, and Amendment No. 1 are referred to herein as the “License and Supply Agreement.”

(D)
The Parties wish to pursue the development of one or more new formulations of the Compound and/or Alternate Compounds for existing and/or new indications and the commercialization of one of these additional formulations.  The formulations will use Elan technologies upon the terms and conditions of the License and Supply Agreement and the terms and conditions set out below and/or third party technologies upon the terms and conditions set out below and specifically stated as applicable to a formulation developed using third party technologies.  The Parties also wish to further to provide for certain clarifications in respect of the application of provisions of the License and Supply Agreement to formulations using Elan technologies.

TERMS:

The Parties agree as follows:

1.	Definitions and Interpretation

1.1	Definitions:

In this Agreement the following expressions shall have the following meanings:

"Agreement"	means this agreement, including its recitals, with the attached Schedules.

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

“ Compound Know-How and First Product Know-How”
means the Elan Know-How that is or will be disclosed to Acorda in relation to the Compound or to the First Product under the License or Supply Agreement.  For clarity and avoidance of doubt this term shall not include any knowledge, information, trade secrets, data or expertise which is generated or created by Elan in any Further Development Plan activities.

“Compound and First Product Know-How License”	has the meaning set forth in Clause 4.7.
“Development Product”
means the Product developed by Acorda and Elan pursuant to this Agreement, the Further Development Plan and one or more Work Plans, which Product incorporates the Development Technology.  “Development Product” does not include the “First Product” but is a “Product” under the License Agreement.

“Development Product Supply Agreement”	has the meaning set forth in Clause 9.
“Development Technology”	means the technology which is developed by Elan and/or Acorda pursuant to this Agreement.
“First Product”	means that specific formulation (twice daily) of the Product that is marketed as of the Effective Date in the United States under the trademark “Ampyra®”.
“Further Development Plan”
means the development plan for the Development Product, which as of the Effective Date is set out in Schedule 1, as it may be amended by Elan and Acorda from time to time and set out in any amendment to the Further Development Plan that may be generated in accordance with Clause 3.2 of this Agreement.

“Non-Elan Developer”	means any individual or entity other than Elan (including Acorda).
“Non-Elan Development Product”
means a formulation of Compound or an Alternate Compound developed or to be developed by a Non-Elan Developer to meet the Selection Criteria.   For clarity, “Non-Elan Development Product” shall not be regarded as a “Product” for the purposes of the License and Supply Agreement or this Agreement.

“Non-Elan Development Product Supply Agreement”	has the meaning set forth in Clause 10.4.1

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

“Non-Elan Party Election”	has the same meaning as that set forth in Clause 10.2.
“Selection Criteria”
means the target criteria for the Development Product and for each Non-Elan Development Product, as specified to Non-Elan Developers and as may be amended from time to time, which as of the Effective Date are set forth in Schedule 3.

“Work Plan”
means each written plan for development of Product agreed upon by Acorda and Elan, which Work Plan sets forth the goals of the work, allocates the responsibilities of the parties for conducting the work, timelines, and any other terms and conditions agreed upon between the parties.   All Work Plans shall be consecutively numbered and, upon execution by authorized representatives of the parties, shall be incorporated by reference into this Agreement.

1.2	Interpretation: In this Agreement:

1.2.1	capitalised expressions not specifically defined in this Agreement shall have the same meaning as in the License and Supply Agreement, as applicable;

1.2.2	references to clauses are to clauses of this Agreement unless stated otherwise; and

1.2.3	this Agreement shall otherwise be interpreted in the same manner as the License and Supply Agreement.

2.	Effect on Existing Agreements

2.1
Except as expressly provided herein, the parties agree and acknowledge that the development, commercialization and commercial supply of the Development Product shall be governed by the License Agreement, the agreements incorporated by reference in the License Agreement, the Development Product Supply Agreement and in each case any amendments thereto (including but not limited to Amendment No 1).  For clarity, the Development Plan does not apply to the Development Product or the Non-Elan Development Product.

2.2
For the purposes of clarity, the License Agreement as amended, the agreements incorporated by reference in the License Agreement, Supply Agreement and Amendment No. 1 shall continue to govern the development, commercialization and commercial supply of the First Product.  For clarity and avoidance of doubt, the Parties hereby acknowledge that the consent granted by Elan to Acorda in Section 1 of the Amendment No. 1 is not modified by this Agreement.

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

2.3
 At appropriate times during the Term, Elan and Acorda agree that they will discuss in good faith any clarifications as may be required to any operational provisions in the License and Supply Agreement to support the development, commercialization and commercial supply of any Development Product.  Any such clarifications shall be set forth in an amendment to this Agreement (or other written, duly executed Elan/Acorda agreements), executed by authorized representatives of Acorda and Elan.  The Parties agree that to the extent this Agreement specifically states that certain provisions of the License Agreement and the Supply Agreement apply to Non-Elan Development Product, any capitalized terms used within the License Agreement and Supply Agreement as so referenced shall have the meaning set forth in the License Agreement or the Supply Agreement, as the case may be, unless this Agreement specifically states otherwise.

3.	Development and Project Management (Development Product)

3.1
Without prejudice to Acorda’s rights to cease development of the Development Product at any time, throughout the Term and in accordance with the Further Development Plan and the applicable Work Plan(s), Elan and Acorda shall use commercially reasonable efforts to develop Development Product in accordance with the Further Development Plan(s).  For the purpose of clarity, Acorda, in its sole discretion, may choose to cease development of the Development Product in the event that Acorda determines that continuing such development is no longer commensurate with the achievement of its own business aims.  The decision not to further develop, if made by Acorda, shall not be subject to review by the Committee nor shall it be subject to arbitration under Section 12.14 of the License Agreement.

3.2
The Further Development Plan and the applicable Work Plan(s) set forth the agreed respective responsibilities of Elan and Acorda with respect to the development of the Development Product.  Without prejudice to Acorda’s right to cease development at any time during the term of the Further Development Plan, Elan and Acorda shall undertake their respective obligations under the Further Development Plan and the applicable Work Plan(s) on a collaborative basis and using commercially reasonable efforts.  Changes may be made to the Further Development Plan by mutual, written agreement of the parties through the Committee referenced in Section 10 of the License Agreement, which written agreement shall be set forth in an amendment to the Further Development Plan and/or Work Plan, as applicable.

3.3
Detailed development work shall be agreed and set out by the parties in one or more Work Plans, which shall be in a form broadly similar to the Work Plan format attached hereto as Schedule 2.  Each Work Plan must be mutually agreed by both parties and accepted and signed by a duly authorized representative of both parties.  Executed Work Plans shall form a part of this Agreement.

3.4
Within two (2) weeks of the Effective Date of this Agreement, the parties will establish a project team (“Project Team”), which shall convene regularly to keep the parties fully informed as to their progress with its respective tasks and obligations under the Further Development Plan and Work Plan(s).  The Project Team shall monitor the progress of such activities.

3.5	Elan and Acorda shall update each other at meetings of the Committee as to the progress of their respective obligations under the Further Development Plan and the Work Plan(s).

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

3.6
The parties shall co-operate in good faith through the Project Team and the Committee particularly with respect to unknown problems and contingencies and shall perform their respective obligations in a commercially reasonable, diligent and workmanlike manner and in accordance with all applicable laws, regulations and guidelines.

3.7
 Provided that a party uses reasonable endeavours to meet its obligations under this Agreement, it shall have no liability to the other as a result of any failure or delay of the Development Product to achieve any of the goals set out in the Further Development Plan or a Work Plan(s), nor for any failure of a Development Product to obtain NDA Approval or Regulatory Approval.

4.	Non-Elan Development Product

4.1
Acorda shall afford Elan a reasonable opportunity to develop a formulation meeting the Selection Criteria, and Elan and Acorda shall reasonably cooperate to enable that opportunity.  The parties further agree that the entry into this Agreement and the performance of the Further Development Plan set out in Schedule 1 meet this obligation in respect of Elan being afforded a reasonable opportunity and provided with the Selection Criteria for the Development Product, as they exist as of the Effective Date.

4.2	Subject to Clause 4.3, in the event that Acorda selects to commercialize the formulation of a Non-Elan Developer, Acorda shall discuss the reasons for its selection with Elan.

4.3
Elan acknowledges and agrees that the final decision on which formulation to develop and commercialize is within Acorda’s sole discretion and that such decision is not subject to review or dispute by Elan through the Committee nor is subject to the arbitration provisions set out in Section 12.14 of the License Agreement.  Acorda shall promptly disclose any agreed key financial terms of any commercialization agreement with the Non-Elan Developer to Elan, which Elan shall maintain as confidential under the confidentiality provisions of Section 12.1 of the License Agreement.

4.4
Subject to the foregoing and to the other terms and conditions of this Agreement, Acorda shall be entitled, through itself or any sublicensees, to select and commercialize one Non-Elan Development Product meeting the Selection Criteria.

4.5
Acorda shall afford Elan a reasonable opportunity to develop any other formulations containing Compound or Alternate Compound not covered by this Agreement.  For the avoidance of any doubt, nothing in this Agreement shall be deemed to constitute (i) Elan’s consent to the commercialisation of any other subsequent Non-Elan Development Product nor any Non-Elan Development Product that meets different selection criteria or (ii) a limitation on Acorda’s existing development rights under Section 12.15 of the License Agreement.

4.6
Where Acorda elects to commercialize a Non-Elan Development Product, Acorda and Elan shall generally coordinate and manage their business relationship relating to the commercialization of the Non-Elan Development Product through the Committee that is referred to in Article 10 of the License Agreement.  The Committee shall also resolve any disputed issues (excluding any issues which may arise over Acorda’s formulation selection under Clause 4.3 or ceasing to develop or not developing Development Product under Clause 3.1) that may arise between the Parties per Section 10.3 of the License Agreement

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

including submission to arbitration under Article 12.14.  Through the Committee, Acorda shall keep Elan reasonably informed of those matters relating to the Non-Elan Development Product which reasonably affect Elan’s interests, including the general progress of development, objectives for and commercial performance of the Non-Elan Development Product, clinical and regulatory filings, sales performance and sales forecasts and any actual or threatened litigation or “paragraph IV certifications” pertaining to the Non-Elan Development Product.

4.7
 Elan hereby grants to Acorda a non-exclusive, non-transferable (other than to a lawful assignee of the License Agreement) license (the “Compound Know-How and First Product Know-How License”) under the Compound Know-How and First Product Know-How to develop, package, use, import, export, make and have made (subject to Clause 10) Non-Elan Development Product  in the Territory and, in addition, to promote, distribute, market, offer for sale and sell the one particular Non-Elan Development Product (if any) that Acorda finally selects to commercialize under this Clause 4 in the Territory.  The part of Compound Know-How and First Product Know-How License that enables Acorda to promote, distribute, market, offer for sale and sell any finally selected Non-Elan Development Product shall be sub-licensable to Acorda’s existing sublicensee without Elan consent and to other sublicensees in accordance with the terms as set out in Section 2.3 of the License Agreement for Product; provided that in each case such entitiy is responsible for commercializing Non-Elan Development Product. Acorda and any sublicensee it appoints to commercialize Non-Elan Development Product shall only share Compound Know-How and First Product Know-How with Non-Elan Developers other than itself on a strictly need-to know-basis.  This Compound Know-How and First Product Know-How License shall commence as of the Effective Date and shall end upon the expiry of Acorda’s obligations to make payments to Elan in respect of the Non-Elan Development Product, and subject to such payments being duly made shall be irrevocable during that period.

4.8
For clarity, the foregoing provisions shall not be construed as conferring any right or license to use any intellectual property arising from Further Development Plan activities developed solely by Elan or jointly with Elan in connection with the development, manufacture or sale of a Non-Elan Development Product, nor as conferring any liability or obligations on Elan with respect to a Non-Elan Development Product other than as expressly set out Clause 4.7 and in the Non-Elan Development Product Supply Agreement and/or other agreement(s) entered into relating to the supply of Non-Elan Development Product by Elan entered into pursuant to Clause 10 (if any).

5.	Manufacture and Supply of Pre-Commercial Batches of Development Product

5.1
Elan shall use commercially reasonable efforts to manufacture and supply to Acorda such quantity of the Development Product as it may reasonably require to perform its activities under the Further Development Plan and each applicable Work Plan.

5.2
Per Section 3.4 of the License Agreement, supply of Development Product shall be EXW such facility as may be specified in the applicable Work Plan or as Elan may nominate and Acorda shall reasonably approve  [*****].

5.3	Acorda’s requests for Development Product shall clearly specify whether such use is for pre-clinical or clinical supply. Where Acorda requests Development Product for clinical

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

supply, Elan shall manufacture it in accordance with phase specific cGMPs in addition to applicable laws and regulations.

5.4	Clauses 13.2 to 13.8 inclusive of the Supply Agreement (liability) shall apply mutatis mutandis in respect of the supply of pre-commercial supplies of Development Product.

6.	Registration

6.1
Acorda shall be responsible, at its own expense, for conducting such pre-clinical and clinical studies as are required to obtain Regulatory Approval for the Development Product.  Elan shall reasonably cooperate with Acorda in obtaining such approvals at Acorda’s expense.

6.2
Elan will prepare and utilize a DMF (or similar structure for international filings) at Acorda’s expense for the Development Product and Acorda shall have a right of reference to the extent required by any regulatory jurisdiction until such time, if any, as Acorda terminates all development programs related to Non-Elan Development Product.  Upon receipt of notice of such termination, Elan will discontinue use of the DMF and promptly provide the relevant CMC information to Acorda in support of Acorda’s  regulatory filing(s), at Acorda’s expense and otherwise in accordance with the provisions of Section 3.8 of the License Agreement.

7.	Additional Financial Provisions

7.1
Development Fees for Development Product.  Acorda shall pay to Elan fees in respect of Elan's activities under this Agreement at a rate of FTE plus [*****], invoiced and payable monthly.  Each invoice shall identify the particular work requested by Acorda and performed by Elan under the Work Plan(s) and Further Development Plan(s), as applicable.  Further, the provisions of Sections 5.1.3 (development records) and 5.1.4 (third party development costs) of the License Agreement shall apply mutatis mutandis; provided, however, that in reference to third party development costs Elan shall have the right to charge Acorda for the time spent by Elan employees in administering the work conducted by such third parties at [*****] as well as the third party development costs incurred by Elan.

7.2
Non-Elan Development Product Compensation.  Notwithstanding any contrary provision of the License Agreement, in consideration of Elan’s agreement to permit Acorda to commercialize the Non-Elan Development Product on the terms and conditions herein and in consideration of the grant of the Compound Know-How and First Product Know-How License, Acorda shall pay to Elan:

7.2.1	[*****];

7.2.2	[*****];

7.2.3	[*****]; and

7.2.4	[*****];

in each case as if (a) defined terms [*****] and [*****] referred to the Non-Elan Development Product instead of the Product and as if (b) the references in Section 5.3.1 of the License Agreement and defined terms used therein to “Product” additionally referred to the Non-Elan Development Product.

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

7.3
Application of Rush Payments Agreement.  For the avoidance of doubt, Acorda shall remain responsible to make payments to Elan under the Rush Payments Agreement in respect of the Development Product or the Non-Elan Development Product, as applicable, on the basis that “NSP” as used therein refers to such products respectively.

7.4	Ancillary.

7.4.1	Section 5.9 of the License Agreement (payments, reports and records) shall apply in respect of the Non-Elan Development Product mutatis mutandis.

7.4.2	Payments under Clause 7.2.1 shall be made upon provision of the Statement;

7.4.3	Payments under Clause 7.2.2 shall be made in accordance with the applicable supply agreement entered into pursuant to Clause 10, if applicable, and otherwise upon provision of the Statement.

7.4.4	In respect of payments under Clause 7.2.4 [*****], Sections 5.3.2 to 5.3.5 (payment terms) of the License Agreement shall apply mutatis mutandis.

For clarity and as stated above, the manner and method of payment for Non-Elan Development Product are identical to the equivalent terms set out for Product payments in the License Agreement.

8.	Application of License Agreement

In relation to clarifying the precise manner in which the License Agreement applies to the Development Product, in addition to specific citations to sections of the License Agreement herein, Elan and Acorda agree as follows:

8.1
Intellectual Property.  At appropriate times during the Term and from time to time, Elan and Acorda shall prepare revised schedules of Elan Patent Rights and Acorda Patent Rights, reflecting such patents and patent applications as are incorporated and/or used in the Development Product.

8.2	License Provisions. For the purpose of clarification, Elan and Acorda agree that:

8.2.1
the reference in the definition of “Elan Patent Rights” to the infringement by the manufacture, use or sale of the Product is to be read as a reference to infringement by the manufacture, use or sale of the First Product or the Development Product ; and

8.2.2
the references in the definition of “Elan Patent Rights” and “Elan Know How” to development “in connection with the Project” is to be read as if it additionally referred to development pursuant to this Agreement.

8.3
Regulatory Expressions.  The definitions of “NDA”, “NDA Approval”, “Regulatory Approval”, and terms referring to those defined terms shall be construed as they relate to the First Product or the Development Product, as applicable.

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

8.4
Diligence.  Subject to Acorda’s formulation selection right under Clause 4.3, Section 2.11 (Diligence) of the License Agreement shall apply in respect of the Non-Elan Development Product mutatis mutandis.  In performing its obligations under Section 2.11 of the License Agreement, Acorda shall be entitled to select a commercially reasonable strategy determining the priority as between the First Product on the one hand and the Development Product or Non-Elan Development Product, as the case may be, on the other.

8.5
Royalties.  In the event that (a) the Development Product is being commercially sold and (b) Elan is manufacturing one, but not both, of the First Product and the commercially sold Development Product, the Elan Royalty specified in Section 5.6 of the License Agreement shall be calculated separately for the First Product and the Development Product.

8.6
Committee.  Article 10 (Committee) of the License Agreement shall be read as if it additionally referred to the Further Development Plan and its budget as appropriate.  For clarity, nothing in this Agreement is intended to expand upon the oversight responsibility of the Committee with respect to Product as set forth in Article 10 of the License Agreement.

9.	Development Product Supply Agreement

9.1
Not less than eighteen (18) months prior to the anticipated date of commercial launch of the Development Product, Elan and Acorda shall negotiate in good faith an amendment to the Supply Agreement or a new substantially similar supply agreement  in respect of such Development Product  (“Development Product Supply Agreement”), which Development Product Supply Agreement shall contain the financial terms set out in this Agreement and any other provisions of this Agreement that pertain to the Development Product, together with one or more quality agreements as appropriate.  The decision as to whether to amend the existing Supply Agreement or to create a substantially similar supply agreement for Development Product shall be decided by the Committee.

9.2
The price of the Development Product manufactured by Elan under the applicable Development Product Supply Agreement (or under the applicable amendment to the Supply Agreement) shall [*****].  The foregoing shall be in lieu of the price stated in Clauses 9.3 and 9.4 of the Supply Agreement.

9.3
Elan shall enable the use of a mutually agreed independent second source for manufacture of the Development Product upon terms substantially similar set out in Clause 7 of the Supply Agreement, as agreed upon by the Committee and as set out in the Development Product Supply Agreement.

9.4
Except as set out in this Clause 9, as may be operationally necessary for the manufacture of a Development Product, or as may otherwise be agreed by Elan and Acorda in the Development Product Supply Agreement, the terms of the Development Product Supply Agreement shall be the same as those set out in the Supply Agreement.

10.	Non-Elan Development Product Supply Option

10.1
In the event that Acorda, chooses to commercialize a Non-Elan Development Product in accordance with Clause 4.4 of this Agreement, Elan shall have the first option to manufacture or have manufactured by an Affiliate all or a portion of the selected  Non-Elan Development Product.

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

10.2
Within forty-five (45) days of the decision to proceed to commercialization of a Non-Elan Development Product (a “Non-Elan Party Election”), Acorda shall notify Elan in writing,  and shall procure that Elan is provided within that period with such information as would normally be made available to a third party manufacturer together with such other information as Elan may reasonably request for the purpose of determining whether it wishes to undertake such manufacture.  To this end, Acorda shall procure that the applicable Non-Elan Developer is made available and with Acorda in attendance and shall  cooperate fully to answer queries which Elan may have in this regard, subject to the terms of a three-way confidential disclosure agreement to be entered into between Acorda, Elan and the Non-Elan Developer.

10.3
Within ninety (90) days of receipt of all such requested information, Elan shall notify Acorda in writing whether it is willing to and believes that it is able to manufacture such Non-Elan Development Product, and the portion of the Non-Elan Development Product it wishes to manufacture.  If Elan does not so notify Acorda within that period, and to the extent of the portion which Elan is not willing to or does not believe that it will be able to manufacture, Acorda shall be entitled (but not obliged) to have such Non-Elan Development Product manufactured elsewhere.

10.4	In the event that Elan agrees to and is able to manufacture such Non-Elan Development Product:

10.4.1
Elan and Acorda shall negotiate in good faith the terms and conditions of, and enter into, a supply agreement consistent with this Clause 10 and otherwise with (a) non-financial terms similar to those contained in the Supply Agreement, to the extent feasible, and (b) the financial terms set out in Clause 7.2.2 (“Non-Elan Development Product Supply Agreement”); and

10.4.2
Elan shall and Acorda shall procure that the Non-Elan Developer negotiates in good faith a technology transfer agreement and plan for the purposes of enabling Elan to manufacture the Non-Elan Development Product.  Each party shall be responsible for its own costs of all such activities and Acorda shall be responsible for any costs or expenses that may be invoiced by the Non-Elan Developer.  Acorda shall be responsible at its own cost for obtaining for Elan all intellectual property rights and licenses required to undertake such manufacture.

10.5
Elan shall maintain the right to protect and control any confidential or proprietary data of Elan as set forth in the License Agreement or any applicable confidentiality or other agreement which may be entered into by Elan.

11.	Term and Termination

11.1
This Agreement shall commence on the Effective Date and  shall continue in force until the expiry or termination of the License Agreement, howsoever arising, unless terminated earlier as set forth herein. In the event that any of the terms or provisions hereof are incurably breached by either Party, the non-breaching Party may immediately terminate this Agreement by written notice.  In the event of any other breach, the non-breaching Party may terminate this Agreement by the giving of written notice to the breaching Party that this Agreement will terminate on the sixtieth (60th) day from notice unless cure is sooner effected.  If the breaching Party has proposed a course of action to rectify the

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

breach and is acting in good faith to rectify same but has not cured the breach by the sixtieth (60th) day, the said period shall be extended, at the sole discretion of the non-breaching party, by such period as is reasonably necessary to permit the breach to be rectified.

11.2	For the avoidance of doubt, termination of this Agreement pursuant to Clause 11.3 or 11.1 shall not of itself result in termination of the License Agreement or the Supply Agreement.

11.3
Upon Acorda’s notice to Elan of a Non-Elan Party Election, Elan’s and Acorda’s obligations in respect of those Work Plans concerning the Development Product not selected shall automatically terminate, subject to Clause 11.4 below.

11.4
Upon expiry or termination of this Agreement or upon the termination of obligations in respect of specific Work Plans, Elan shall provide Acorda with an timely estimate of any wind down costs and Acorda shall be responsible for:

11.4.1
payment in full for all work conducted by Elan under this Agreement (and authorized under the Further Development Plan and/or, as applicable, the specific Work Plans) up to the effective date of termination and the wind down costs of all  terminated WorkPlan and Further Development Plan  activities; and

11.4.2
all uncancellable out of pocket costs reasonably incurred or committed prior to the effective date of termination by Elan in contemplation of the applicable Work Plan(s) and/or terminated Further Development Plan.

11.5	Clause 8 shall remain in force until expiry or termination of the License Agreement and Clause 3.7 shall remain in force indefinitely.

11.6	On a country by country basis, in respect of the Development Product, the following provisions shall continue in force until the latest of the following dates (the “Development Product End Date”):

(a)	ten (10) years starting from the date of First Commercial Sale of the Development Product in that country;

(b)	the expiry of the last to expire patent or patent application included in the Elan Patent Rights in that country;

(c)	the date on which no Elan Know-How remains capable of enforcement against third parties;

(d)	the loss of regulatory exclusivity in respect of the Development Product in that country; and

(e)	the existence of Competition in that country –

the said surviving provisions being: (i) Acorda’s obligations under Sections 5.3, 5.5, 5.6 and 5.9 of the License Agreement; (ii) Acorda’s obligations under the Rush Payments Agreement; (iii) the equivalent provisions in the applicable Development Product Supply Agreements to Clause 9.5 of the Supply Agreement, as if that provision referred to any Development Product purchased up to and including the Development Product End Date

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

otherwise than pursuant to such Development Product Supply Agreement; and (iv) Clauses 4, 7.2 to 7.4 inclusive, 10, 13, 14 and 15 of this Agreement.

11.7
On a country by country basis, in respect of the Non-Elan Development Product selected for commercialisation, the provisions referred to below shall continue in force until the latest of the following dates (the “Non-Elan Product End Date”):

(a)
ten (10) years starting from the date of First Commercial Sale (as said term is defined in the License Agreement but in reference to Non-Elan Development Product rather the Product) of that Non-Elan Development Product in that country;

(b)	the expiry of the last to expire patent or patent application covering such Non-Elan Development Product which Acorda or any Affiliate or Designee owns, licenses or controls;

(c)
the date on which no knowledge, information, trade secrets, data or expertise covering such Non-Elan Development Product which Acorda or any Affiliate or Designee owns, licenses or controls remains capable of enforcement against third parties;

(d)	the loss of regulatory exclusivity in respect of such Non-Elan Development Product in that country; and

(e)	the existence of Competition in that country

the said surviving provisions being Clauses 4, 7.2 to 7.4 inclusive, 10, 13, 14 and 15 of this Agreement.

11.8
Acorda and its Affiliates will not directly or indirectly market as a prescription medicine any other sustained release oral dosage form or transdermal form, containing the Compound or any other mono- or di-aminorpyridine active agent, other than Product (including a Development Product), or the one Non-Elan Development Product (if any) selected for commercialisation, during the period in which Acorda  has an obligation to make payments to Elan under this Agreement and for one year thereafter. The foregoing shall be in addition to the restrictions contained in Section 2.2 of the License Agreement, but for the purposes of that Section such selected Non-Elan Development Product shall not be considered an “Acorda Competing Product”. For the avoidance of doubt this Clause 11.8 shall survive termination of this Agreement.

12.	Warranties

Elan and Acorda each represent and warrant to the other that:

12.1	it has the right to enter into this Agreement and perform its obligations under it;

12.2	there are no agreements between that party and any third party that conflict or may conflict with this Agreement; and

12.3	it does not require any consents from any third party to enter into and/or perform its obligations under this Agreement, including in the case of Acorda, from its sub-licensee

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

13.	Confidentiality

The provisions of Section 12.1 of the License Agreement shall apply to information disclosed between the parties for the purposes of this Agreement, including the terms of this Agreement, as if set out in full.

14.	Assignment

14.1	Either party may assign this Agreement to any person or entity to whom it could properly assign its rights and obligations under the License Agreement.

14.2	Except as set out above, neither party may assign this Agreement without the prior written consent of the other party

15.	General

15.1
Limitation of Liability.  UNLESS RESULTING FROM A PARTY’S WILLFUL MISCONDUCT OR FROM A PARTY’S BREACH OF CLAUSE 13 OF THIS AGREEMENT (ARTICLE 12.1 OF THE LICENSE AGREEMENT) OR AS MAY BE EXPRESSLY SET FORTH IN THE DEVELOPMENT SUPPLY AGREEMENT OR THE NON-ELAN DEVELOPMENT PRODUCT SUPPLY AGREEMENT, AS APPLICABLE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY OR ITS AFFILIATES FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, PUNITIVE, MULTIPLE OR OTHER INDIRECT DAMAGES, OR FOR LOSS PROFITS, LOSS OF DATA, LOSS OF REVENUE OR LOSS OF USE DAMAGES, ARISING FROM OR RELATING TO THIS AGREEMENT OR THE DEVELOPMENT PRODUCT SUPPLY AGREEMENT OR THE NON-ELAN DEVELOPMENT PRODUCT SUPPLY AGREEMENT, WHETHER BASED UPON WARRANTY, CONTRACT, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS CLAUSE 15.1 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT, THE DEVELOPMENT PRODUCT SUPPLY AGREEMENT OR THE NON-ELAN DEVELOPMENT PRODUCT SUPPLY AGREEMENT.

15.2
Method of Calculation of Payments.  The parties acknowledge and agree that the methods for calculating the royalties, fees, supply prices, compensating payments and other payments under this Agreement and under the License Agreement (as interpreted in accordance with this Agreement), Supply Agreement, Development Product Supply Agreement (if any) and Non-Elan Development Product Supply Agreement (if any), are for the convenience of the parties, are freely chosen and not coerced.

15.3	Parties Bound: This Agreement shall be binding upon and run for the benefit of the parties, their successors and permitted assigns.

15.4	Relationship of the Parties: In this Agreement, nothing shall be deemed to constitute a partnership between the parties or make either party an agent for the other, for any purpose whatsoever.

15.5
Entire Agreement: Without prejudice to the License Agreement and Supply Agreement and any other agreements incorporated by reference therein, this Agreement constitutes the entire agreement and understanding between the parties with respect to its subject matter. Except as expressly provided, this Agreement supersedes all prior representations, writings, negotiations or understandings with respect to that subject matter.  The parties

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

acknowledge that, in entering into this Agreement, they have not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set forth in this Agreement. Nothing in this clause shall limit or exclude any liability for fraud.

15.6
Severability: If any provision in this Agreement is deemed to be, or becomes invalid, illegal, void or unenforceable under applicable laws, such provision will be deemed amended to conform to applicable laws so as to be valid and enforceable, or if it cannot be so amended without materially altering the intention of the parties, it will be deleted, but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be impaired or affected in any way.

15.7	Further Assurance: Each party shall do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

15.8
Counterparts: This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute this Agreement.

15.9
Waivers: A failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies.  No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

15.10
Variations.  No modification, amendment, or waiver of any provision of this Agreement shall be valid unless in writing and signed by a duly authorised officer or representative of each of the parties hereto.

15.11	Notices:

15.11.1
Elan and Acorda hereby acknowledge that pursuant to Section 12.12.1 of the License Agreement, the following addresses, fax numbers and contact names shall apply in lieu or those originally stated therein:

(a)	in the case of Elan (which constitutes notice):

Address:                Elan Pharma International Limited
Monksland
Athlone, Co. Westmeath, Ireland

Fax:                      +(353) 9064 95402
Marked for the attention of: Vice President and General Counsel with a copy (receipt of which shall not constitute notice) to:

Address:                Elan Pharma International Limited
Treasury Building
Grand Canal Street Lower

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

Dublin 2, Ireland

Fax:                      +(353) 1 709 4700
Marked for the attention of: Vice President, Commercial Management

(b)	in the case of Acorda (which constitutes notice) :

Address:                Acorda Therapeutics, Inc.
15 Skyline Drive
Hawthorne, New York 10532

Fax:                      (914) 347-4560
Marked for the attention of: Ron Cohen, President and Chief Executive Officer

With a copy (receipt of which shall not constitute notice) to the attention of: General Counsel, at the same address

15.11.2	Subject to those changes, Section 12.12 of the License Agreement shall apply to any notice required under this Agreement as if set out in full.

15.12
Governing Law and Arbitration: This Agreement is construed under and ruled by the laws of the State of New York, excluding its conflict of laws rules.  For the purpose of this Agreement, the Parties submit to the jurisdiction of the United States District Court for the State of New York.  Section 12.14 of the License Agreement (arbitration) is hereby incorporated as if it were set out at length herein and is applicable to Non-Elan Development Product as provided herein, and reading references in that Clause to Article 10 of the License Agreement (Committee) as interpreted in accordance with this Agreement.

***

Signatures begin on next page

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

.

EXECUTED by the parties on the date appearing at the top of page 1.

SIGNED

/s/ William F. Daniel
Duly authorised for and on behalf of
ELAN PHARMA INTERNATIONAL LIMITED William F. Daniel

SIGNED

/s/Ron Cohen
Duly authorised for and on behalf of
ACORDA THERAPEUTICS, INC. Ron Cohen, M.D.

SCHEDULE 1

[*****]

[*****]

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

SCHEDULE 2
WORK PLAN FORMAT

Compound:                         (INSERT DETAILS)

Scope of Work:                  (INSERT DETAILS)

Elan Activities:                  (INSERT DETAILS)

Acorda Activities:             (INSERT DETAILS)

Estimated Fee:                   (INSERT DETAILS)

The Estimated Fee for the Elan services contemplated by this Work Plan is ___________________ U.S. dollars (US $0000.00), including all out-of-pocket expenses. (“Total Estimated Fee”).  With respect to any potential cost overruns, the Parties agree that such overruns shall not exceed [*****] of the Total Estimated Fee.  Acorda shall not be required to pay and Elan shall have the right to discontinue it services if the cost of performing the services under this workplan exceeds [*****] of the Estimated Fee.  Elan shall resume unperformed services if an amendment to this work plan or a new work plan to complete the services is agreed and executed by Acorda and Elan.

Acorda shall reimburse Elan as set out in this Work Plan for labour at Elan’s FTE plus [*****]  and actual out-of-pocket expenses incurred by Elan in conducting work under this Work Plan.

Elan shall invoice Acorda for such costs no more than once per month.  Elan shall provide a reasonably detailed invoice to identify the work performed and costs incurred under the invoice.  Invoices shall be paid by Acorda within thirty (30) days of invoicing and Elan shall, without prejudice to other remedies, be entitled to stop work if payment is not made within this time period.

Estimated Timelines:                    (INSERT DETAILS)

Elan estimates that the Elan activities detailed in this Work Plan will be completed approximately ____ weeks/months after this Work Plan has been executed.

Should a conflict arise between the terms and conditions of this Work Plan and the terms and conditions of the Development and Supplemental Agreement, Elan and Acorda agree that the terms and conditions of the Development and Supplemental Agreement shall prevail.

Agreed and Accepted by:

Duly authorised for and on behalf of Elan Pharma International Ltd. By:____________________________	Duly authorised for and on behalf of Acorda Therapeutics, Inc. By:____________________________

Name: Title: Date:	Name: Title: Date:

P.O. Number: ________________________

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.

SCHEDULE 3
SELECTION CRITERIA

Criteria for Evaluation:
Specific criteria are to be developed based on [*****].
•	The new formulation must be assessed [*****]
•	Timing: [*****].
•	Cost: [*****].

End of Schedule 3

Certain  portions of this Exhibit have been omitted pursuant to a request for confidentiality.
Such omitted portions, which are marked with brackets [     ] and an asterisk*,
have been separately filed with the Commission.